Exhibit 99.1

NEWS RELEASE

Contacts:             Bob Halliday

Executive Vice President and

Chief Financial Officer

978.282.7597

bob.halliday@vsea.com

or

Mary Wright

Director, Investor Relations

978.282.5859

mary.wright@vsea.com

Varian Semiconductor Equipment Associates Reports

Fiscal 2004 Fourth Quarter Results

GLOUCESTER, MA, October 26, 2004 – Varian Semiconductor Equipment Associates, Inc. (the “Company”) (Nasdaq: VSEA) today announced results for its fiscal 2004 fourth quarter ended October 1, 2004.

Revenue for the fourth quarter of fiscal 2004 totaled $154.8 million, compared to revenue of $84.8 million for the same period a year ago. The Company recorded net income of $23.0 million, or $0.62 per diluted share during the fourth quarter of fiscal 2004, compared to net income of $1.0 million, or $0.03 per diluted share for the same period a year ago. Gross margin for the fourth quarter of fiscal 2004 was 47 percent, compared to 44 percent for the same period a year ago.

Robert J. Halliday, chief financial officer, provided forward guidance, “Exclusive of a $22 million payment we received from Applied Materials (Nasdaq: AMAT), we expect revenue for the first quarter of fiscal 2005 to be between $123 and $133 million and gross margin as a percentage of revenue to be in the mid 40’s. Earnings per share, including the $22 million payment from Applied Materials, are anticipated to range from $0.67 to $0.75 per diluted share.” Mr. Halliday further added, “The allocation of the $22 million between royalty revenue and interest income cannot be determined until we receive documentation from Applied Materials.” Applied Materials made this payment as the result of an arbitration panel ruling on the validity of several patents of the Company.

“Fiscal year 2004 has been a strong year for us, especially in Asia,” said Richard A. Aurelio, the Company’s executive chairman. “Our outstanding financial and operating performance this year, and in the past five years, has been recognized by our shareholders. I am confident that our new chief executive officer, Gary Dickerson, will continue to position the Company strategically and financially. Gary brings an understanding of our customers’ needs and the process for rapid new product introduction. His extensive knowledge of our industry, his customer experience and proven leadership skills strengthen the Company’s management team and further positions the Company as a leader in ion implant.”

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VSEA Announces FY 2004 Q4 Results	Page 2	October 26, 2004

Gary E. Dickerson, the Company’s new chief executive officer, said, “I am excited to have the opportunity to lead one of the strongest companies in the industry. Our Company is well-positioned in the industry with technically superior products, strong financials, and a team of talented and dedicated people. I am looking forward to leveraging these strengths to deliver the highest productivity to our customers and the highest returns to our shareholders.”

The Company will hold a conference call, broadcast over the Internet, at 5:00 p.m. eastern time today to discuss the Company’s operating results and outlook. Access to the call is available through the investor relations page on the Company’s website at www.vsea.com. Replays will be available via the website for two weeks after the call.

About Varian Semiconductor Equipment Associates, Inc.

The Company is a leading producer of ion implantation equipment used in the manufacture of semiconductors. The Company is headquartered in Gloucester, Massachusetts, and operates worldwide. The Company maintains a website at www.vsea.com. The information contained in the Company’s website is not incorporated by reference into this release, and the website address is included in this release as an inactive textual reference only.

Note: This press release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. For this purpose, statements concerning the industry outlook, the Company’s guidance for first quarter fiscal 2005 revenue, gross margin and earnings per share, market share, competitive position, expected first quarter fiscal 2005 product shipments, and any statements using the terms “believes,” “anticipates,” “will,” “expects,” “plans” or similar expressions, are forward-looking statements. The forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: volatility in the semiconductor equipment industry; intense competition in the semiconductor equipment industry; the Company’s dependence on a small number of customers; the Company’s ability to manage factory operations and efficiently use resources; fluctuations in the Company’s quarterly operating results; the Company’s transition to new products; uncertain protection of the Company’s patent and other proprietary rights; concentration in the Company’s customer base and lengthy sales cycles; the Company’s reliance on a limited group of suppliers; potential environmental liabilities; the Company’s dependence on certain key personnel; the Company’s limited operating history; and the risk of substantial indemnification obligations under the agreements governing the spin-off of the Company from Varian Associates, Inc. on April 2, 1999. These and other important risk factors that may affect actual results are discussed in detail under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K and in other reports filed by the Company with the Securities and Exchange Commission. The Company cannot guarantee any future results, levels of activity, performance or achievement. The Company undertakes no obligation to update any of the forward-looking statements after the date of this release.

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VSEA Announces FY 2004 Q4 Results	Page 3	October 26, 2004

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Fiscal Three Months Ended		Fiscal Year Ended
	October 1, 2004	October 3, 2003	October 1, 2004	October 3, 2003
Revenue

Product	$133,351	$65,887	$456,217	$284,939
Service	19,650	17,296	65,947	69,187
Royalty	1,804	1,659	7,945	8,375

Total revenue	154,805	84,842	530,109	362,501
Cost of revenue	81,992	47,208	290,269	211,142

Gross profit	72,813	37,634	239,840	151,359

Operating expenses
Research and development	16,995	16,889	67,715	60,512
Marketing, general and administrative	23,059	19,928	85,615	76,919
Restructuring costs	—	139	—	1,435

Total operating expenses	40,054	36,956	153,330	138,866

Operating income	32,759	678	86,510	12,493
Interest income, net	1,507	905	4,277	4,037
Other expense, net	(425)	(35)	(923)	(436)

Income before income taxes	33,841	1,548	89,864	16,094

Provision for income taxes	10,829	510	28,756	5,310

Net income	$23,012	$1,038	$61,108	$10,784

Weighted average shares outstanding – basic	36,390	34,592	36,085	34,219
Weighted average shares outstanding – diluted	36,944	35,882	36,978	35,176
Net income per share – basic	$0.63	$0.04	$1.69	$0.32
Net income per share – diluted	$0.62	$0.03	$1.65	$0.31

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VSEA Announces FY 2004 Q4 Results	Page 4	October 26, 2004

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 1, 2004	October 3, 2003
ASSETS
Current assets
Cash and cash equivalents	$218,578	$310,481
Short-term investments	173,891	40,021
Accounts receivable, net	123,749	63,048
Inventories	104,900	59,228
Deferred income taxes	27,691	28,486
Other current assets	16,376	19,906

Total current assets	665,185	521,170
Property, plant and equipment, net	52,344	47,013
Other assets	15,405	15,351

Total assets	$732,934	$583,534

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable and current portion of long-term debt	$4,170	$5,805
Accounts payable	33,980	22,530
Accrued expenses	36,672	33,059
Product warranty	7,841	6,867
Deferred revenue	54,509	23,392

Total current liabilities	137,172	91,653
Long-term accrued expenses	10,905	9,042
Deferred income taxes	4,615	4,321
Long-term debt	4,162	4,551

Total liabilities	156,854	109,567

Stockholders’ equity
Common stock	364	350
Capital in excess of par value	331,701	290,443
Retained earnings	244,320	183,212
Deferred compensation	(149)	—
Accumulated other comprehensive loss	(156)	(38)

Total stockholders’ equity	576,080	473,967

Total liabilities and stockholders’ equity	$732,934	$583,534

Backlog	$184,370	$101,077

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